================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 Proxy Statement
       (Pursuant to Section 14(a) of the Securities Exchange Act of 1934)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]   Preliminary Proxy Statement
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Materials Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                             CONTINUCARE CORPORATION
                (Name of Registrant as Specified in Its Charter)

                             CONTINUCARE CORPORATION
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the Appropriate Box):

[X]   No Fee Required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

       (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration No.:

       (3)  Filing Parties:

       (4)  Date Filed:


================================================================================

                             CONTINUCARE CORPORATION

              80 S.W. 8th Street, Suite 2350, Miami, Florida 33130

                              --------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To be held On March 5, 2002

                              --------------------


To the Shareholders of Continucare Corporation:


         NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Shareholders of Continucare Corporation, a Florida corporation, will be held at 10:00 a.m., local time, on Tuesday, March 5, 2002, at the Hyatt Regency Miami, 400 S.E. 2nd Avenue, Miami, Florida 33131 for the following purposes:

         (1) The election of five members to our Board of Directors to hold office until Continucare's 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) The transaction of such other business as may properly come before the annual meeting and any adjournments or postponements thereof.

         The Board of Directors has fixed the close of business on January 17, 2002 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof.

         Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as promptly as possible. No postage is required if mailed in the United States.

                                       By Order of the Board of Directors

                                       Spencer J. Angel
                                       PRESIDENT, CHIEF EXECUTIVE OFFICER AND
                                       CHIEF OPERATING OFFICER

Miami, Florida
February 13, 2002

THIS IS AN IMPORTANT MEETING AND ALL SHAREHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. ALL SHAREHOLDERS ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON.

                       2001 ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                             CONTINUCARE CORPORATION

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

         This proxy statement is furnished in connection with the solicitation by the board of directors of Continucare Corporation, a Florida corporation, of proxies from the holders of our common stock, par value $.0001 per share, for use at the 2001 Annual Meeting of Shareholders of Continucare to be held at 10:00 a.m., local time, on Tuesday, March 5, 2002, at the Hyatt Regency, Miami, 400 S.E. 2nd Avenue, Miami, Florida 33131, or at any adjournments or postponements thereof, pursuant to the foregoing notice of annual meeting of shareholders. This proxy statement and the enclosed form of proxy are first being sent to holders of our common stock on or about February 13, 2002.

         Shareholders should review the information provided herein in conjunction with the Continucare's 2001 annual report to shareholders, which accompanies this proxy statement. Continucare's principal executive offices are located at 80 S.W. 8th Street, Suite 2350, Miami, Florida 33130 and its telephone number is (305) 350-7515.

                          INFORMATION CONCERNING PROXY

         The enclosed proxy is solicited on behalf of our board of directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the annual meeting or by filing with Continucare's Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by Continucare at or prior to the annual meeting.

         The cost of preparing, assembling and mailing this proxy statement, the notice of annual meeting of shareholders and the enclosed proxy is to be borne by Continucare. In addition to the use of mail, our employees may solicit proxies personally, by telephone and by facsimile. Our employees will receive no compensation for soliciting proxies other than their regular salaries. Continucare may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

                             PURPOSES OF THE MEETING

         At the annual meeting, our shareholders will consider and vote upon the following matters:

         (1) The election of five members to our board of directors to hold office until our 2002 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

         (2) The transaction of such other business as may properly come before the annual meeting, including any adjournments or postponements thereof.

         Unless contrary instructions are indicated on the enclosed proxy, all shares represented by valid proxies received pursuant to this solicitation (and which have not been revoked in accordance with the procedures set forth above) will be voted for the election of the nominees for director named below and in favor of the other matters presented. In the event a shareholder specifies a different choice by means of the enclosed proxy, his shares will be voted in accordance with the specification so made.

                 OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

         The board of directors has set the close of business on January 17, 2002 as the record date for determining shareholders of Continucare entitled to notice of and to vote at the annual meeting. As of the record date, there were 39,459,601 shares of common stock outstanding. Only the holders of issued and outstanding shares of common stock are entitled to vote at the annual meeting. Shareholders do not have the right to cumulate their votes, and are entitled to one vote for each share held. Shareholders do not have rights of appraisal or similar rights of dissenters under the Florida Business Corporation Act, with respect to any of the proposals set forth in this proxy statement.

         The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum with respect to all matters presented. Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the annual meeting. Any other matter that may be submitted to a vote of the shareholders will be approved if the number of shares of common stock voted in favor of the matter exceeds the number of shares voted in opposition to the matter, (unless such matter is one for which a greater vote is required by law or by the Company's Articles of Incorporation or Bylaws). If less than a majority of outstanding shares entitled to vote are represented at the annual meeting, a majority of the shares so represented may adjourn the annual meeting to another date, time or place, and notice need not be given of the new date, time, or place if the new date, time, or place is announced at the meeting before an adjournment is taken.

         Prior to the annual meeting, we will select one or more inspectors of election for the meeting. Such inspectors shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the annual meeting and will be counted as votes cast at the annual meeting, but will not be counted as votes cast for or against any given matter.

         A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to the election of directors. If a matter has been included in the proxy to which a broker or nominee would not have discretionary voting power under applicable American Stock Exchange rules, any broker or nominee "non-votes" would not be considered as shares entitled to vote on the subject matter and therefore would not be considered by the inspector when counting votes cast on the matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of January 17, 2002 concerning the beneficial ownership of the common stock by (i) each person known by Continucare to be the beneficial owner of more than 5% of the outstanding common stock, (ii) each of the directors and director nominees,
(iii) each named executive officer, and (iv) all of our executive officers and directors as a group. All holders listed below have sole voting power and investment power over the shares beneficially owned by them, except to the extent such power may be shared with such person's spouse.


               Name and Address                       Amount and Nature of                    Percent of
              of Beneficial Owner                   Beneficial Ownership(1)                Common Stock(2)
              -------------------                   -----------------------                ---------------
Spencer J. Angel..........................               1,313,479 (3)                          3.3
   80 S.W. 8th Street
   Miami, FL 33131

Charles M. Fernandez......................               2,179,167 (4)                          5.5
   80 S.W. 8th Street
   Miami, FL 33131

Dr. Phillip Frost.........................              20,396,550 (5)                         50.4
   4400 Biscayne Boulevard
   Miami, FL 33137



               Name and Address                       Amount and Nature of                    Percent of
              of Beneficial Owner                   Beneficial Ownership(1)                Common Stock(2)
              -------------------                   -----------------------                ---------------
Janet L. Holt.............................                  25,000 (6)                          *
   80 S.W. 8th Street
   Miami, FL 33131

Robert Cresci.............................                 100,000 (6)                          *
   c/o Pecks Management Partners, Ltd.
   One Rockefeller Plaza
   Suite 900
   New York, NY 10020

Patrick Healy.............................                 101,000 (6)                          *
   c/o Mayo Health Plan
   4168 South Point Parkway
   Suite 102
   Jacksonville, FL 32216

Richard C. Pfenniger, Jr..................                   5,000                              *
   c/o Whitman Education Group, Inc.
   4400 Biscayne Boulevard
   Miami, FL 33137

Strategic Investment Partners, Ltd........               2,250,000 (7)                          5.7
   Kaya Flamboyan 9
   Willemstad, Curacao
   Netherlands Antilles

Pecks Management Partners Ltd.............               8,511,585(8)                          19.9
   One Rockefeller Plaza
   Suite 900
   New York, NY 10020

All directors and executive officers
   as a group (6 persons).................              24,115,196 (9)                         58.3

--------------------

*        Less than one percent.

(1) For purposes of this table, beneficial ownership is computed pursuant to Rule 13d-3 under the Exchange Act; the inclusion of shares as beneficially owned should not be construed as an admission that such shares are beneficially owned for purposes of the Exchange Act. Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security he or she has or shares the power to vote or direct the voting of such security or the power to dispose of or direct the disposition of such security. Accordingly, more than one person may be deemed to be a beneficial owner of the same security.
(2)      Based on 39,459,601 shares outstanding as of September 17, 2001.
(3) Includes (i) 800 shares held by Arkangel, Inc., an entity controlled by Mr. Angel; (ii) 850,000 shares held by Harter Financial, Inc., an entity controlled by Mr. Angel; (iii) 150,000 shares held directly by Mr. Angel; (iv) 266,666 shares of common stock underlying options that are currently exercisable, and (v) 46,013 shares of common stock issuable upon conversion of a convertible promissory note.
(4) Includes (i) 1,816,667 shares of Common Stock are owned of record by the Fernandez Family Limited Partnership, (ii) 27,500 shares held directly by Mr. Fernandez and (iii) 335,000 shares of Common Stock underlying options granted that are currently exercisable.
(5) Includes (i) 18,831,088 shares owed beneficially through Frost Nevada Limited Partnership; (ii) 568,300 shares owned directly by Dr. Frost;
         (iii) 797,162 shares of common stock issuable upon conversion of a convertible promissory note and (iv) 200,000 shares of common stock underlying options granted that are currently exercisable. See "Certain Transactions".
(6) Represents shares of common stock underlying options that are currently exercisable.
(7) Based on the most recent Schedule 13D/A, the Strategic Investment Partners, Ltd. is deemed to have sole voting power and each of Quasar Strategic Partners LDC, Quantum Industrial Partners LLC, QIH Management Investors, L.P. and QIH Management, Inc., Soros Fund Management, LLC and Mr. George Soros are deemed to have shared power.
(8) Includes 3,407,927 shares of Common Stock that may be issued upon the conversion of Convertible Subordinated Notes.
(9) Includes 1,027,666 shares of Common Stock underlying options that are currently exercisable and 843,175 shares of Common Stock that are issuable upon conversion of promissory notes.

                              ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

         Five persons are nominated for election as directors to serve until the next annual meeting of shareholders and until each director's successor is duly elected and qualified. Although we anticipate that all of the nominees will be able to serve, if any nominee is unable or unwilling to serve at the time of the annual meeting, proxies solicited hereunder will be voted in favor of the remaining nominees, if any, and for such other persons as may be designated by the board of directors, unless directed by a proxy to do otherwise.

         Mr. Spencer J. Angel, Dr. Phillip Frost, Mr. Robert J. Cresci, Mr. Patrick M. Healy and Mr. Richard C. Pfenniger, Jr. are the five persons nominated as directors. With the exception of Mr. Pfenniger, each of the director nominees is a current member of the board of directors. Biographical information for the director nominees is set forth below.

                                   MANAGEMENT

         The executive officers, directors and director nominees of Continucare are as follows:


Name                                   Age   Position
----                                   ---   --------
Spencer J. Angel*.............         35    President, Chief Executive Officer, Chief Operating Officer
                                             and Director
Janet L. Holt.................         55    Chief Financial Officer
Charles M. Fernandez..........         39    Chairman of the Board
Phillip Frost, M.D.*..........         65    Vice Chairman of the Board
Robert Cresci*................         58    Director
Patrick Healy*................         43    Director
Richard C. Pfenniger, Jr......         46    Director Nominee

--------------

* Director nominees.

         SPENCER J. ANGEL has served as our President and Chief Executive Officer since November 1999. From July 12, 1999 until his appointment as our President and Chief Executive Officer, he served as our Executive Vice President and Chief Operating Officer. Mr. Angel has served as a member of our board of directors since September 30, 1999. Mr. Angel has served, since 1996, as director and president of Harter Financial, Inc., a diversified financial consulting firm. See "Certain Relationships and Related Transactions." In 1999, Mr. Angel served as president and chief executive officer of Medical Laser Technologies, Inc., a company that produces digital x-ray picture archiving and communications systems for cardiac catheterization labs. He was the secretary, treasurer and director of Autoparts Warehouse, Inc., an auto parts retail and service company, from September 1997 to January 1999. From December 1994 through August 1996 Mr. Angel was president of 5 East 41 Check Cashing Corp., a company engaged in the payroll service and armored car business. From November 1991 to 1994 Mr. Angel was an associate attorney with Platzer, Fineberg & Swergold, a law firm specializing in corporate financial reorganizations.

         JANET L. HOLT was appointed as our Chief Financial Officer in January 2000. From July 1999 when she joined the Company until her appointment as our Chief Financial Officer, Ms. Holt served as the Vice President of Finance - Managed Care Division. Ms. Holt served as an audit Senior Manager at Ernst & Young, LLP from November 1997 until joining Continucare. From June 1995 to November 1997, Ms. Holt served as the Internal Auditor for InPhyNet Medical Management, Inc., and she served as an audit manager with Deloitte & Touche, LLP from 1992 to June 1995.

         CHARLES M. FERNANDEZ, our Chairman of the Board, is the president and chief executive officer and a director of Big City Radio, Inc. a company that owns and operates a network of radio stations, since November 1999. Mr. Fernandez co-founded Continucare in February 1996 and served as our Chairman of the Board, President and Chief Executive Officer from our inception until November 1, 1999, at which time he resigned as the President and Chief Executive Officer. From July 1999 until November 1999, Mr. Fernandez served as the chairman of

Hispanic Internet Holdings, Inc., a Spanish online service provider that was acquired by Big City Radio in 1999. He has also served as the Vice-Chairman of Healthcare2Net Solutions, an internet solutions company, since March 30, 2000. Mr. Fernandez has also been a director of IVAX Corporation, a Florida corporation ("IVAX") since June 1998.

         PHILLIP FROST, M.D. has served as our Vice Chairman since September 1996. Dr. Frost has served, since 1987, as chairman of the board and chief executive officer of IVAX, a pharmaceutical manufacturer. He served as IVAX's president from July 1991 until January 1995. He was the Chairman of the Department of Dermatology at Mt. Sinai Medical Center of Greater Miami, Miami Beach, Florida from 1972 to 1990. Dr. Frost was Chairman of the Board of Directors of Key Pharmaceutical, Inc. from 1972 to 1986. He is chairman of the board of directors of Whitman Education Group, which is engaged in proprietary education, a director of Northrup Grumman which is in the aerospace industry, a director of IVAX Diagnostics, Inc., and a director of Ladenburg Thalmann Financial Services, Inc. He is Chairman of the Board of Trustees of the University of Miami and a member of the Board of Governors of the American Stock Exchange.

         ROBERT J. CRESCI has served as one of our directors since February 2000. He has been a Managing Director of Pecks Management Partners Ltd., an investment management firm, since 1990. Mr. Cresci currently serves on the boards of Sepracor, Inc., Aviva Petroleum Ltd., Film Roman, Inc., Castle Dental Centers, Inc., Candlewood Hotel Co., SeraCare Inc., JFax.com, Inc., E-Stamp Corporation and several private companies.

         PATRICK M. HEALY has served as one of our directors since February 2000. He has served as president and chief administrative officer and as a member of the board of directors for Mayo Health Plan, Inc. since its inception in June 1996 until December 2001. Previously, Mr. Healy was president and chief executive officer and member of the board of directors for Cleveland Clinic Florida Health Plan from its inception in 1992 through 1996. Mr. Healy also served as a regional director of operations-southeast region and executive director Florida/Caribbean for The Travelers Insurance Company from 1990 through 1992.

         RICHARD C. PFENNIGER, JR. has been the Chief Executive Officer and Vice Chairman of Whitman Education Group, Inc. since 1997 and a director of Whitman Education Group, Inc. since 1992. Mr. Pfenniger was Chief Operating Officer of IVAX Corporation from 1994 to 1997. He served as Senior Vice President--Legal Affairs and General Counsel of IVAX from 1989 to 1994, and as Secretary from 1990 to 1994.

         Officers serve at the pleasure of the board of directors, subject to the terms of any employment agreements. See "-Employment Agreements."

DIRECTOR COMPENSATION

         Other than the chairman of the board of directors, our directors do not currently receive any cash compensation for service on the board of directors but may be reimbursed for certain expenses in connection with attendance at board of director meetings or other meetings on our behalf. All of our directors are eligible to receive options under our Stock Option Plan. See also "Certain Relationships and Related Transactions."

         Pursuant to an Agreement that we terminated in September 2001, Mr. Fernandez received $50,000 during the fiscal year ended June 30, 2001 as chairman of the board of directors.

COMMITTEES AND MEETINGS

         During the fiscal year ended June 30, 2001, the board of directors held seven meetings and took certain actions by unanimous written consent. With the exception of Mr. Fernandez and Dr. Frost, each director attended at least 75% of the aggregate of (i) the number of such meetings, and (ii) the number of meetings of committees of the board of directors held during fiscal year 2001.

         The compensation committee's current members are Messrs. Cresci (Chairman), Healy and Fernandez. The compensation committee held one meeting during fiscal year 2001. The primary function of the compensation committee is to review and approve our compensation policies and practices, propose compensation levels for directors and officers, and propose changes in our benefit plans.

         The audit committee's current members are Mr. Cresci (Chairman), Dr. Frost and Mr. Healy.

         In accordance with the rules of the American Stock Exchange, Messrs. Cresci and Healy are independent directors. Dr. Frost is not an independent director for the fiscal year ended June 30, 2001. In a private transaction with certain noteholders, effective June 30, 2001, Frost Nevada Limited Partnership, an entity controlled by Dr. Phillip Frost, purchased Convertible Subordinated Notes due 2002 (the "Notes") in the principal amount of $6,219,511 (the "Purchased Debt") and 9,640,244 shares of our common stock (the "Purchased Shares"). Frost Nevada immediately exchanged the Purchased Debt for (i) 6,219,511 shares of our common stock and (ii) a convertible promissory note (the "New Note") in the principal amount of $912,195, with an October 31, 2005 maturity date and interest at 7% due semi-annually. At such time Dr. Frost was deemed to beneficially own 55.5% of our outstanding common stock, assuming conversion of the New Note. Effective July 31, 2001, Frost Nevada sold approximately 13% of the Purchased Shares, 13% of the shares of common stock issued upon the conversion of the Purchased Debt and transferred 13% of the New
Note in a private transaction to a group of six investors. As a result of such transactions, Dr. Frost and his affiliated entities beneficially own approximately 50.4% of our common stock, assuming conversion of the New Note.

          The Board believes it is in the best interest of Continucare and its shareholders for Dr. Frost to serve as a member of the audit committee based on his knowledge of Continucare's operations, its financial history and the healthcare industry. Dr. Frost has been the vice chairman of Continucare since September 1996 and a member of the audit committee since February 1999. The audit committee held four meetings during the fiscal year ended June 30, 2001. The duties and responsibilities of the audit committee include (i) recommending to the Board the appointment of Continucare's auditors, (ii) reviewing the plan and scope of audits, (iii) reviewing our significant accounting policies and internal controls and (iv) having general responsibility for all audit related matters. The board of directors adopted a written charter for the audit committee, a copy of which was filed with the proxy statement for the 2000 annual meeting.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Mr. Charles Fernandez, a member of the compensation committee since March 2000, served as our president and chief executive officer until November 1999.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

         The following table sets forth certain summary information concerning compensation paid or accrued by us to or on behalf of (i) our chief executive officer, and (ii) the other executive officer who was serving as an executive officer at the end of the last fiscal year, whose total annual salary and bonus, determined as of the end of the fiscal year ended June 30, 2001, exceeded $100,000 (hereinafter referred to as the "named executive officers").

                           SUMMARY COMPENSATION TABLE


                                                                                         Long-term
                                                 Annual Compensation                   Compensation
                                        -------------------------------------------   ------------------
                                                                            Other
                                                                            Annual
     Name and                           Fiscal                              Compen-   No. of Securities        All Other
Principal Position                       Year   Salary($)     Bonus($)      sation    Underlying Options     Compensation
------------------                      ------  ---------     --------      ------    ------------------     ------------
Spencer J. Angel,................        2001    268,307            0         (1)        600,000(2)                0
  President and Chief Executive          2000    207,867            0         (1)              0                   0
  Officer

Janet L. Holt,...................        2001    103,846            0         (1)         75,000(3)                0
  Chief Financial Officer                2000     83,077       20,000         (1)              0                   0

-------------------

(1) The total perquisites and other personal benefits provided is less than 10% of the total annual salary and bonus to such officer.
(2) 100,000 stock options valued at approximately $68,750 (based on the closing market price on the date of grant) were awarded on July 20, 2000. An additional 500,000 stock options were also awarded on July 20, 2000 valued at approximately $343,750 (based on the closing market price on the date of grant) and vest ratably over three years.
(3) 75,000 stock options were awarded on July 20, 2000 valued at approximately $51,600 (based on the closing market price on the date of grant) and vest ratably over three years

OPTION GRANTS DURING FISCAL 2001

         The following table sets forth certain information concerning grants of stock options made during Fiscal 2001 to each of the named executive officers. We did not grant any stock appreciation rights granted in Fiscal 2001.

                     INDIVIDUAL OPTION GRANTS IN FISCAL 2001


                                                                                      Potential Realizable Value At
                             Shares of                                             Assumed Annual Rates of Stock Price
                           Common Stock    % of Total                                Appreciation for Option Term (1)
                            Underlying     Granted to     Option     Expiration    -----------------------------------
  Name                        Options       Employees    Price ($)      Date               5%                 10%
  ----                     ------------     ---------    ---------   ----------            --                 ---
  Spencer J. Angel,
  President and Chief
  Executive Officer       600,000            23.0%(2)   $.69         7/20/10              260,362           659,809

  Janet L. Holt,
  Chief Financial
  Officer                 75,000              2.9%(2)   $.69         7/20/10               32,545            82,476

------------------

(1) The dollar amounts set forth in these columns are the result of calculations at the five percent and ten percent rates set by the Securities and Exchange Commission, and therefore are not intended to forecast possible future appreciation, if any, of the market price of the Common Stock.
(2)      Based upon 2,611,000 total options granted to employees during Fiscal
         2001


OPTION EXERCISES IN 2001 AND YEAR END OPTION VALUES

         The following table sets forth information with respect to (i) the number of unexercised options held by the named executive officers as of June 30, 2001, and (ii) the value as of June 30, 2001 of unexercised in-the-money options. No options were exercised by any of the named executive officers in Fiscal 2001.


                                        Number of Securities                         Value of Unexercised
                                   Underlying Unexercised Options                    In-the-Money Options
                                          at June 30, 2001                           at June 30, 2001 (1)
                                 -----------------------------------          -----------------------------------
                                 Exercisable           Unexercisable          Exercisable           Unexercisable
                                 -----------           -------------          -----------           -------------
Spencer J. Angel                    100,000               500,000                  0                      0

Janet L. Holt                             0                75,000                  0                      0

------------------

(1) Market value of shares covered by in-the-money options on June 30, 2001, less option exercise price. Options are in-the-money if the market value of the shares covered thereby is greater than the option exercise price.

EMPLOYMENT AGREEMENTS

         Mr. Angel's employment agreement was for a one-year period commencing July 12, 1999, with additional one-year automatic renewals and provides for an annual base salary of $250,000. Additionally, he is eligible to receive a bonus equal to 7% of our earnings before interest, taxes, depreciation and amortization in excess of $3 million for the fiscal year. The agreement may be terminated by either party with or without cause upon 60 days notice prior to an anniversary date of the agreement. Pursuant to the terms of his agreement, Mr. Angel is prohibited from competing with Continucare for a one year period following termination of his employment with Continucare. In the event that Mr. Angel is terminated without cause, Mr. Angel is entitled to his base salary for the period of one year and any unpaid accrued bonus.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission, the compensation committee of the board of directors is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting Continucare's executive officers during the past fiscal year.

         GENERAL. The compensation committee is comprised of non-employee directors and is responsible for setting and administering policies that govern annual compensation of Continucare's executive officers, as well as its stock option plans. The compensation committee's general philosophy with respect to the compensation of the executive officers is to offer competitive compensation programs designed to attract key executives to Continucare and to recognize an individual's contribution and personal performance. Such compensation programs include a base salary as well as stock option plans designed to provide long-term incentives. In addition, the compensation committee may recommend the grant of discretionary bonuses to the executive officers. The committee did not establish performance targets or adopt any bonus plan for fiscal 2001.

         In establishing Continucare's executive compensation program, the compensation committee takes into account current market data and compensation trends for comparable companies, and gauges achievement of corporate and individual objectives. In setting the compensation for Mr. Angel, Continucare's President, Chief Executive Officer and Chief Operating Officer, the compensation committee took into account his responsibilities and amounts paid to other senior executives in the industry with comparable qualifications and experience. Performance bonuses and stock options grants to executive officers in prior fiscal years were structured to reinforce the achievement of both short and long term corporate objectives in addition to fostering a long-term perspective aligned with that of its shareholders.

                             Robert Cresci, Chairman
                                  Patrick Healy
                                Charles Fernandez

AUDIT COMMITTEE REPORT

         The audit committee of the Board has reviewed and discussed with management Continucare's audited financial statements for the fiscal year ended June 30, 2001. Additionally, it has received and reviewed the written disclosures and the letter from Ernst & Young LLP, our independent auditors for the fiscal year ending June 30, 2001, required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee). The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 of the Auditing Standards Board of the American Institute of Certified Public Accountants. Based on these discussions with Ernst & Young LLP, the audit committee members recommended unanimously to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

                             Robert Cresci, Chairman
                                  Patrick Healy
                                Dr. Phillip Frost

PERFORMANCE GRAPH

         Set forth below is a line graph comparing the cumulative total shareholder return on Continucare's common stock against the cumulative total return of the AMEX Market Value Index and the NASDAQ Health Services Index for the period of September 11, 1996 (the date Continucare listed its common stock on the American Stock Exchange) to June 30, 2001.

                                     [CHART]


                                                                  Cumulative Total Return
                                         -----------------------------------------------------------------------
                                         9/11/96       6/97           6/98          6/99        6/00        6/01
                                         -------       ----           ----          ----        ----        ----
Continucare Corporation..........         100.00       65.73          55.24          6.99        7.70         3.36

AMEX Market Value................         100.00      113.08         141.85        159.89      188.32       186.70

Nasdaq Health Services...........         100.00       97.85          95.33         89.71       69.19        98.82


CERTAIN TRANSACTIONS

         In a private transaction with certain noteholders, effective June 30, 2001, Frost Nevada Limited Partnership ("Frost Nevada"), an entity controlled by Dr. Phillip Frost, Vice Chairman of our board of directors, purchased Convertible Subordinated Notes due 2002 (the "Notes") in the principal amount of $6,219,511 (the "Purchased Debt") and 9,640,244 shares of our common stock (the "Purchased Shares"). Frost Nevada immediately exchanged the Purchased Debt for
(i) 6,219,511 shares of our common stock and (ii) a convertible promissory note (the "New Note") in the principal amount of $912,195, with an October 31, 2005 maturity date and interest at 7% due semi-annually. At such time Dr. Frost was deemed to beneficially own 55.5% of our outstanding common stock, assuming conversion of the New Note.

         Effective July 31, 2001, Frost Nevada sold approximately 13% of the Purchased Shares, 13% of the shares of common stock issued upon the conversion of the Purchased Debt and transferred 13% of the New Note in a private transaction to a group of six investors. Spencer J. Angel, our President and CEO, and an entity controlled by Mr. Angel comprise 40% of this investor group.

         Mr. Fernandez has received fees as chairman of our board of directors. See "Director Compensation".

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires Continucare's directors and executive officers and persons who own more than ten percent of Continucare's outstanding common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock. Such persons are required by SEC regulation to furnish us with copies of all such reports they file.

         To Continucare's knowledge, based solely on a review of the copies of such reports furnished to Continucare and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners have been satisfied.

                    RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

         Continucare's independent public accountants for the fiscal years ended June 30, 2001 were, and for the fiscal year 2002 will be the firm of Ernst & Young LLP. It is expected that representatives of Ernst & Young LLP will (i) attend the annual meeting, (ii) have an opportunity to make a statement if they desire to do so, and (iii) be available to respond to appropriate questions.

AUDIT FEES

         The aggregate fees billed by Ernst & Young LLP for the audit of the Continucare's annual financial statements for the fiscal year ended June 30, 2001 and for its reviews of the financial statements included in Continucare's Form 10-Qs for the fiscal year ended June 30, 2001, were approximately $152,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

         Continucare was not billed by Ernst & Young LLP for financial information systems design and implementation for the fiscal year ended June 30, 2001.

OTHER FEES

         The aggregate of all other fees billed to Continucare by Ernst & Young LLP were approximately $51,000 for the fiscal year ended June 30, 2001. The audit committee has considered and determined that the fees paid to Ernst & Young LLP for other audit-related services is compatible with Ernst & Young LLP's independence.

                                 OTHER BUSINESS

         As of the date of this proxy statement, the board of directors knows of no other business to be presented at Continucare's 2001 annual meeting of shareholders. If any other business should properly come before Continucare's 2001 annual meeting of shareholders, the persons named in the accompanying proxy will vote thereon as in their discretion they may deem appropriate, unless they are directed by a proxy to do otherwise.

                              SHAREHOLDER PROPOSALS

         Shareholders interested in presenting a proposal for consideration at our 2002 annual meeting of shareholders may do so by following the procedures prescribed in Rule 14a-8 promulgated by the Securities and Exchange Act of 1934. To be eligible for inclusion in our proxy statement and form of proxy relating to the meeting, shareholder proposals must be received by our Corporate Secretary no later than October 16, 2002. Any shareholder proposal submitted other than for inclusion in our proxy materials for that meeting must be delivered to us no later than December 30, 2002, or such proposal will be considered untimely. If a shareholder proposal is received after December 30, 2002, we may vote in our discretion as to the proposal all of the shares for which we have received proxies for the 2002 annual meeting of shareholders.


                                       By Order of the board of directors,


                                       Spencer J. Angel
                                        PRESIDENT, CHIEF EXECUTIVE OFFICER
                                        AND CHIEF OPERATING OFFICER

Miami, Florida
February 13, 2002

                             CONTINUCARE CORPORATION

                        THIS PROXY IS SOLICITED ON BEHALF
                       OF THE COMPANY'S BOARD OF DIRECTORS

                                  COMMON STOCK

The undersigned, a holder of common stock of Continucare Corporation, a Florida corporation, hereby appoints Spencer J. Angel and Janet Holt, and each of them, acting alone, as proxies for the undersigned, each with full power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of stock of the Company held of record by the undersigned at the close of business on January 17, 2002 at the Annual Meeting of Shareholders of the Company, to be held on Tuesday, March 5, 2002, at 10:00 a.m., local time, at the Hyatt Regency Miami, 400 S.E. 2nd Avenue, Miami, Florida 33131, and at any adjournments or postponements thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE OTHER PROPOSALS SET FORTH.

(1) ELECTION OF DIRECTORS SPENCER J. ANGEL, DR. PHILLIP FROST, ROBERT J. CRESCI, PATRICK M. HEALY AND RICHARD C. PFENNIGER, JR., as directors.

           [ ] VOTE FOR all nominees listed above, except as marked to the contrary below.

           [ ]  VOTE WITHHELD from all nominees listed above.

           [ ] VOTE FOR all nominees listed above, except vote withheld from the following nominees (if any): ______________________________.

(2) Upon such other matters as may properly come before the Annual Meeting and any adjournments thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting, and any adjournments or postponements thereof.

                               (see reverse side)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED `FOR' ALL OF THE PROPOSALS.

The undersigned hereby acknowledges receipt of (1) the Notice of Annual Meeting for the 2001 Annual Meeting, (2) the proxy statement and (3) the Company's 2001 Annual Report to Shareholders.

                                          Dated _________________________ , 2002




                                          --------------------------------------
                                                        (Signature)




                                          --------------------------------------
                                                (Signature if held jointly)


IMPORTANT: Please sign exactly as your name appears and mail it promptly even though you now plan to attend the meeting. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED.

NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.